                                                 Exhibit 23.1a.


          Letterhead of KENNY S&P EVALUATION SERVICES
              A Division of J.J. Kenny Co., Inc.


                                                  July 31, 1997


Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048


               Re:  Dean Witter Select Municipal Trust,
                    Insured California Portfolio Series 63


Gentlemen:

          We have examined the post-effective Amendment to the Registration Statement File No. 33-49211 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evalua-tion Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evalua-tion Services, a division of J.J. Kenny Co., Inc. as evaluator.

          In addition, we hereby confirm that the ratings indi-cated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfo-lio are the ratings currently indicated in our KENNYBASE data-base.

          You are hereby authorized to file a copy of this let-ter with the Securities and Exchange Commission.


                                   Sincerely,


                                   Frank A. Ciccotto
                                   Frank A. Ciccotto
                                   Vice President

                                                Exhibit 23.1b.








                      CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report dated July 7, 1997, accompanying the financial statements of the Dean Witter Select Municipal Trust Insured California Portfolio Series 63 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.





DELOITTE & TOUCHE LLP



July 31, 1997
New York, New York

                                                 Exhibit 23.1d.


                Letterhead of Standard & Poor's
            A Division of The McGraw-Hill Companies


                                                  July 31, 1997


Dean Witter Reynolds, Inc.
Two World Trade Center
New York, New York  10048


               Re:  Dean Witter Select Municipal Trust,
                    Insured California Portfolio Series 63


          It is our understanding that you are filing with the Securities and Exchange Commission a Post Effective Amendment to the above-captioned trust, SEC file number 33-49211.

          Since the portfolio is composed solely of securities covered by bond insurance policies that insure against default in the payment of principal and interest on the securities for so long as they remain outstanding and such policies have been issued by one or more insurance companies which have been as-signed "AAA" claims paying ability ratings by Standard & Poor's, we reaffirm the assignment of a "AAA' rating to the units and a "AAA' rating to the securities in the trust.

          You have permission to use the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Compa-nies, Inc. and the above-assigned rating in connection with your dissemination of information relating to these units, pro-vided that it is understood that the ratings are not "market" ratings nor recommendations to buy, hold, or sell the units of the trust or the securities in the trust. Further, it should be understood that the rating on the unit does not take into account the extent to which fund expenses or portfolio asset sales for less than the fund's purchase price will reduce pay-ment to the unit holders of the interest and principal required to be paid on the portfolio assets. Standard & Poor's reserves the right to advise its own clients, subscribers, and the pub-lic of the ratings. Standard & Poor's relies on the sponsor and its counsel, accountants, and other experts for the accu-racy and completeness of the information submitted in connec-tion with the ratings. Standard & Poor's does not independ-ently verify the truth or accuracy of any such information.

          This letter evidences our consent to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the rating as-signed to the units in the amendment referred to above. How-ever, this letter should not be construed as a consent by us, within the meaning of Section 7 of the Securities Act of 1933, to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the ratings assigned to the securities contained in the trust. You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

          Please be certain to send a copy of your final pro-spectus as soon as it becomes available. Should we not receive it within a reasonable time after the closing or should it not conform to the representations made to us, we reserve the right to withdraw the rating.

          We are pleased to have had the opportunity to be of service to you. If we can be of further help, please do not hesitate to call upon us.


                                   Sincerely,


                                   Sanford B. Bragg
                                   Sanford B. Bragg
                                   Managing Director